TGI FRIDAY'S INC.

                   AMENDED AND RESTATED DEVELOPMENT AGREEMENT

                          Main Street California, Inc.

                               Dated: May 2, 1997




                                                                    "California"

                                TGI FRIDAY'S INC.
                   AMENDED AND RESTATED DEVELOPMENT AGREEMENT

                                TABLE OF CONTENTS

         RECITALS                                                 1

1.       GRANT                                                    2

2.       PREFERENTIAL RIGHTS                                      2

3.       SCHEDULE AND MANNER FOR EXERCISING
         DEVELOPMENT RIGHTS                                       3

4.       SITE SELECTION                                           5

5.       TERM                                                     7

6.       DUTIES OF THE PARTIES                                    7

7.       DEFAULT                                                 11

8.       TRANSFER OF INTEREST                                    13

9.       COVENANTS                                               16

10.      NOTICES AND PAYMENTS                                    19

11.      INDEPENDENT CONTRACTOR AND INDEMNIFICATION              19

12.      APPROVALS, WAIVERS AND REMEDIES                         21

13.      SEVERABILITY AND CONSTRUCTION                           22

14.      ENTIRE AGREEMENT                                        23

15.      APPLICABLE LAW                                          24

16.      ACKNOWLEDGMENTS                                         24

EXHIBIT A - THE TERRITORY
EXHIBIT B - FRANCHISE AGREEMENT
EXHIBIT C - CONFIDENTIALITY COVENANTS
EXHIBIT D - CONFLICT OF INTEREST AND CONFIDENTIALITY COVENANTS
                                                                    "California"

                   AMENDED AND RESTATED DEVELOPMENT AGREEMENT

         This Amended and Restated Development Agreement ("Agreement") is entered into this 2nd day of May, 1997 by and between TGI Friday's Inc., a New York corporation, with its principal place of business in Dallas, Texas
(hereinafter "Franchisor") and Main St. California, Inc., an Arizona corporation, with its principal place of business at 5050 N. 40th Street, Suite 200 Phoenix, AZ 85018 (hereinafter "Developer").

                                   WITNESSETH:

         WHEREAS, Franchisor, as the result of the expenditure of time, skill, effort and money, has developed and owns a unique and distinctive system (hereinafter "System") relating to the establishment and operation of full-service restaurants utilizing the trade name T.G.I. Friday's and featuring a specialized menu and full-bar service;

         WHEREAS, the distinguishing characteristics of the System include, without limitation, distinctive exterior and interior design, decor, color scheme and furnishings; special recipes and menu items; uniform standards, specifications and procedures for operations; quality and uniformity of products and services offered; procedures for inventory and management control; training and assistance; and advertising and promotional programs; all of which may be changed, improved and further developed by Franchisor from time to time;

         WHEREAS, Franchisor identifies the System by means of certain trade names, service marks, trademarks, emblems and indicia of origin, including but not limited to the marks T.G.I. Friday's(R), Friday's(R) and The American Bistro(R) and such other trade names, service marks and trademarks as are now designated and may hereafter be designated by Franchisor in writing for use in connection with the System (hereinafter "Proprietary Marks");

         WHEREAS, Franchisor derives its rights in the Proprietary Marks pursuant to a certain Assignment Agreement dated December 29, 1992 (the "Assignment Agreement") by and between Franchisor and TGI Friday's of Minnesota, Inc. a Minnesota corporation ("TGIFM"), pursuant to which Franchisor transferred to TGIFM all right, title and interest in the Proprietary Marks and TGIFM granted back to Franchisor the perpetual and exclusive right and license to use the Proprietary Marks and the right to sub-license the Proprietary Marks to third parties.

         WHEREAS, Franchisor continues to develop, use and control the use of such Proprietary Marks in order to identify for the public the source of services and products marketed thereunder and under the System, and to represent the System's high standards of quality, appearance and services;
                                                                    "California"

         WHEREAS,  Developer  wishes to  obtain  certain  development  rights to
operate  restaurants   utilizing  the  System   (hereinafter   "Restaurants"  or
"franchised businesses") in the territory described in this Agreement;


         NOW, THEREFORE, the parties in consideration of the undertakings and commitments of each party to the other party set forth herein, hereby agree as follows:


1.       GRANT
         -----

         A. Franchisor hereby grants to Developer and Developer accepts, pursuant to the terms and conditions of this Agreement, development rights to establish and operate the number of T.G.I. Friday's Restaurants set forth in the Development Schedule as may be approved by Franchisor in accordance with its then current Site Consent Procedures, and to use the System solely in connection therewith, at specific locations to be designated in separate T.G.I. Friday's franchise agreements (hereinafter "Franchise Agreement") executed as provided in Subsection 3.A hereof and pursuant to the Development Schedule set forth in Subsection 3.B hereof. Each Restaurant developed hereunder shall be located in the area described on page A-1 and A-2 of Exhibit A attached hereto (hereinafter "Territory") and outlined on the maps attached hereto as page A-3 and A-4 of Exhibit A. Expressly excluded from the Territory are airport properties otherwise located within the boundaries of the Territory, Franchisor reserving the rights to establish or license another party to establish Restaurants at airport properties even if otherwise located within the boundaries of the Territory. Also excluded from the Territory are any areas contained within a three (3) mile radius of any T.G.I. Friday's restaurants located within the boundaries of the Territory as of the date of this Agreement. Unless specifically set forth in this Agreement, the rights granted herein shall not include the exclusive right to develop Friday's American Bar locations within the Territory.

         B. Each Restaurant for which a development right is granted hereunder shall be established and operated pursuant to a Franchise Agreement to be entered into between Developer and Franchisor in accordance with Subsection 3.A hereof.

         C. Except as otherwise provided in this Agreement, Franchisor shall not establish nor license anyone other than Developer to establish any Restaurant in the Territory during the term of this Agreement.

         D. This Agreement is not a franchise agreement and does not grant to Developer any right to use Franchisor's Proprietary Marks or the System.

         E. Developer shall have no right under this Agreement to license others to use the Proprietary Marks or the System.


2.       PREFERENTIAL RIGHTS
         -------------------

                  During the term in for so long as no default has occurred and is continuing and no event has occurred which, with the giving of notice or lapse of time, or both, would constitute a
                                                                    "California"
default, Franchisor shall, prior to granting any development or franchising rights in such of the regions as remain subject to this Agreement with respect to new restaurant concepts developed by Franchisor and which Franchisor determines, in its discretion, to franchise in such regions, discuss in good faith with Developer, Developer's acquisition of such development and franchise rights with respect to such new concepts, including the Friday's American Bar, upon such terms and conditions as would be acceptable, at the time, to Franchisor and Developer. Notwithstanding the foregoing, nothing herein shall require that such discussions result in Franchisor's granting such rights to Developer or that Developer undertake to develop and franchise such new concepts in such regions

3.       SCHEDULE AND MANNER FOR EXERCISING DEVELOPMENT RIGHTS
         -----------------------------------------------------

         A. Developer shall exercise each development right granted herein only by executing a Franchise Agreement for each Restaurant at a site consented to by Franchisor in the Territory as hereinafter provided. The Franchise Agreement for each development right exercised hereunder in accordance with each regional development schedule set forth in Subsection 3.B hereof shall be in the form of the franchise agreement attached hereto as Exhibit B. The franchise fee to be paid by Developer for the initial development in accordance with the initial development schedules set forth in Subsection 3.B hereof shall be Fifty Thousand Dollars ($50,000.00) for each Restaurant to be located in the Territory, payable upon execution of the Franchise Agreement for each Restaurant. .

         B. Recognizing that time is of the essence, Developer agrees to exercise each of the development rights granted hereunder in the manner specified in Subsection 3.A hereof, and to satisfy the initial development schedule set forth below:

         In the San Francisco Region of the Territory (as defined in Exhibit A)

   ---------------------- -------------------------- ------------------------- --------------------------
      Restaurant No.      Date of Preliminary Site        Date Franchise         Date Open & Operating
                                   Consent           Agreement Signed & Fees
                                                               Paid
   ---------------------- -------------------------- ------------------------- --------------------------

   ---------------------- -------------------------- ------------------------- --------------------------
           1 & 2                    6/98                       9/98                    12/15/98
   ---------------------- -------------------------- ------------------------- --------------------------
             3                      6/99                       9/99                    12/15/99
   ---------------------- -------------------------- ------------------------- --------------------------
             4                      6/00                       9/00                    12/15/00
   ---------------------- -------------------------- ------------------------- --------------------------
             5                      6/01                       9/01                    12/15/01
   ---------------------- -------------------------- ------------------------- --------------------------
             6                      6/02                       9/02                    12/15/02
   ---------------------- -------------------------- ------------------------- --------------------------

         Date Open & Operating              # Restaurants this Period
         ---------------------              -------------------------

         12/15/98                                      2
         12/15/99                                      1
         12/15/00                                      1
         12/15/01                                      1
         12/15/02                                      1
         Total Restaurants                             6

                                                                    "California"

         In the Los Angeles Region of the Territory (as defined in Exhibit A)

   ---------------------- -------------------------- ------------------------- --------------------------
      Restaurant No.      Date of Preliminary Site        Date Franchise         Date Open & Operating
                                   Consent           Agreement Signed & Fees
                                                               Paid
   ---------------------- -------------------------- ------------------------- --------------------------
             0                                                                         12/15/97
   ---------------------- -------------------------- ------------------------- --------------------------
           1 & 2                    6/98                       9/98                    12/15/98
   ---------------------- -------------------------- ------------------------- --------------------------
           3 & 4                    6/99                       9/99                    12/15/99
   ---------------------- -------------------------- ------------------------- --------------------------
         5, 6 & 7                   6/00                       9/00                    12/15/00
   ---------------------- -------------------------- ------------------------- --------------------------
         8, 9 & 10                  6/01                       9/01                    12/15/01
   ---------------------- -------------------------- ------------------------- --------------------------
      11, 12, 13 & 14               6/02                       9/02                    12/15/02
   ---------------------- -------------------------- ------------------------- --------------------------

         Date Open & Operating              # Restaurants this Period
         ---------------------              -------------------------

         12/15/97                                      0
         12/15/98                                      2
         12/15/99                                      2
         12/15/00                                      3
         12/15/01                                      3
         12/15/02                                      4
         Total Restaurants:                           14


         In the San Diego Region of the Territory (as defined in Exhibit A)

   ---------------------- -------------------------- ------------------------- --------------------------
      Restaurant No.      Date of Preliminary Site        Date Franchise         Date Open & Operating
                                   Consent           Agreement Signed & Fees
                                                               Paid
   ---------------------- -------------------------- ------------------------- --------------------------
             0                                                                         12/15/97
   ---------------------- -------------------------- ------------------------- --------------------------
             1                      6/98                       9/98                    12/15/98
   ---------------------- -------------------------- ------------------------- --------------------------
             2                      6/99                       9/99                    12/15/99
   ---------------------- -------------------------- ------------------------- --------------------------
             3                      6/00                       9/00                    12/15/00
   ---------------------- -------------------------- ------------------------- --------------------------
             4                      6/01                       9/01                    12/15/01
   ---------------------- -------------------------- ------------------------- --------------------------
             5                      6/02                       9/02                    12/15/02
   ---------------------- -------------------------- ------------------------- --------------------------

  Date Open & Operating     # Restaurants this Period    Total # Restaurants
  ---------------------     -------------------------    -------------------

  12/15/97                           0
  12/15/98                           1
  12/15/99                           1
  12/15/00                           1
  12/15/01                           1
  12/15/02                           1
  Total Restaurants:                 5

         Notwithstanding the grant of rights herein, the San Diego and Los Angeles regions may, at Franchisor's election, be co-developed by Franchisor with company operated restaurants. Franchisor additionally reserves the right to issue franchises for location within the San Diego and Los Angeles regions to third parties on a site specific basis, without the issuance of a development territory or additional development rights.
                                                                    "California"

         Failure by Developer to adhere to the initial or any subsequent regional development schedule shall constitute a material event of default under this Agreement as provided in Subsection 7.C hereof with respect to such region. Failure by Developer to adhere to the initial or any subsequent regional development schedule with respect to any two of the San Francisco, Los Angeles or San Diego Regions shall constitute a material event of default as provided in Subsection 7.C hereof with respect to this Agreement. Notwithstanding anything in this Agreement to the contrary, provided Developer has commenced construction of a Restaurant in a timely manner so as to adhere to the development schedule(s) and is diligently pursuing such construction to completion, delays in the opening of such Restaurant caused by Force Majeure (as defined in the Franchise Agreement) shall not constitute an event of default under this Agreement with respect to such development schedule(s).

         C. Franchisor and Developer agree that during the years 2002 and 2007 of the term of the Agreement a new development schedule for each region will be negotiated providing for the number of Restaurants to be developed in such region during the ensuing five (5) or six (6) (as appropriate) year period and the schedule for such development. In the event the parties are unable to agree upon the number of Restaurants to be developed or the schedule for such development in any region within thirty (30) days after having exerted good faith efforts to do so, the parties agree to retain an independent third party ("Appraiser") mutually acceptable to both parties to determine such factors. The decision of such Appraiser shall be binding on Franchisor and Developer. In the event the parties are unable to agree upon a mutually acceptable Appraiser, the selection of appraisers and the determination of the necessary factors shall be conducted using the same procedures set forth at Subsection 16.03 of the Franchise Agreement attached hereto as Exhibit B. In the event the Appraiser determines that no Restaurants should be developed during the ensuing five (5) or six (6) year period in any region(s), either party may terminate this Development Agreement with respect to such region(s) upon written notice given to the other party within ninety (90) days from the date such Appraiser renders its written opinion. In the event this Development Agreement is not so terminated within such ninety (90) day period, it shall remain in full force and effect and a new regional development schedule shall be negotiated for the five
(5) year period next following. Should Developer fail to develop according to the new regional development schedule, Developer agrees that it will lose its rights to development within such region, and agrees that Franchisor shall have the right to develop or license other parties to develop Restaurants within such region. For each of the Restaurants to be developed during each five (5) or (6) year period, Developer shall execute the standard form of franchise agreement then being offered to new System franchisees and other ancillary agreements as Franchisor may require for the franchised business, the terms of which may differ from the terms of the Franchise Agreement attached to this Agreement, including, without limitation, a higher franchise fee, percentage royalty rate and advertising contribution.

4.       SITE SELECTION
         --------------

         A. Developer assumes all cost, liability, expense and responsibility for locating, obtaining and developing sites for Restaurants, and for constructing and equipping Restaurants at such sites. The development of a Restaurant at any site must be consented to by Franchisor in accordance with the then existing site selection procedures including, but not limited to, the following procedures:
                                                                    "California"

                  (1) Prior to acquisition by lease or purchase of a site for a Restaurant in the Territory, Developer shall submit to Franchisor for each Restaurant, in the form prescribed by Franchisor, a description of the site, a market feasibility study for the site which shall include, but not be limited to, demographic information, site plans and such other information or materials as Franchisor may reasonably require, together with a letter of intent or other evidence satisfactory to Franchisor which confirms Developer's favorable prospects for obtaining the site. Recognizing that time is of the essence, Developer agrees that it must submit such information and materials for each proposed site to Franchisor in writing for its consent. Franchisor shall have thirty (30) days after receipt of such information and materials from Developer to consent to or refuse its consent to use the proposed site as the location for a Restaurant, which consent shall not be unreasonably withheld. No site shall be deemed approved unless it has been expressly approved to in writing by Franchisor.

                  (2) Developer acknowledges that Franchisor's consent to the use of a prospective Restaurant site or the rendering of assistance in the selection of a site for a Restaurant does not constitute a representation, promise or guarantee by Franchisor that a Restaurant operated at that site would be profitable or otherwise successful.

                  (3) After the location for a Restaurant is consented to by Franchisor and leased or acquired by Developer in accordance with the requirements of this Section 4, Developer shall execute a Franchise Agreement relating to the Restaurant and its location shall be recorded in Attachment A to the applicable Franchise Agreement.

         B. If the Developer will occupy the premises of any Restaurant under a lease, Developer shall furnish to Franchisor a copy of the executed lease within ten (10) days after execution thereof. Prior to such execution, Developer shall submit the lease to Franchisor for its written approval. Unless Developer has obtained Franchisor's written consent to the exclusion of a required provision, the lease shall include the following terms and conditions:

                  (1) That the premises shall be used for the operation of the Restaurant;

                  (2) That the lessor consents to the use of such Proprietary Marks and signage as Franchisor may prescribe for the franchised business;

                  (3) That the lessor agrees to furnish Franchisor with copies of any and all letters and notices sent to Developer pertaining to the lease and the premises at the same time that such letters and notices are sent to Developer;

                  (4) That Developer may not sublease or assign all or any part of its occupancy rights, or extend the term of or renew the lease, without Franchisor's prior written consent, which shall not be unreasonably withheld;

                  (5) That Franchisor shall have the right to enter the premises to make any modification necessary to protect Franchisor's Proprietary Marks or to cure any default under the lease, this Agreement or the Franchise Agreement;
                                                                    "California"

                  (6) That the lessor agrees that Developer may assign the lease to Franchisor; that the lessor will consent to such assignment and may not impose any assignment fee or similar charge on Franchisor in connection with such assignment; and that Franchisor may sublease the premises for all or any part of the remaining term of the lease; and

                  (7) That the lessor and Developer shall not amend or otherwise modify the lease in any manner which would materially affect any of the foregoing terms and conditions without Franchisor's prior written consent.

         C. Developer shall construct the Restaurant in accordance with the provisions of the Franchise Agreement.

5.       TERM
         ----

         Unless sooner terminated in accordance with the provisions of this Agreement, the term of this Agreement shall commence on the date hereof and shall be in effect until December 15, 2013.

6.       DUTIES OF THE PARTIES
         ---------------------

         A. Franchisor shall furnish to Developer the following:

                  (1) One (1) copy of the Development Manual ("Development Manual"), which is a part of the Confidential Operating Manuals ("Manuals") referred to in Section 3 of the Franchise Agreement. The Development Manual contains the instructions, requirements, standards, specifications and procedures for the development and construction of a typical Restaurant, including site selection guidelines and criteria, construction management techniques and development planning and scheduling methods. The Development Manual will be delivered to Developer on loan upon execution of this Agreement and shall be returned to Franchisor immediately upon request or upon termination or expiration of this Agreement.
Developer shall at all times treat the Development Manual as confidential.

                  (2)  Such  site   selection   counseling   and  assistance  as
Franchisor may deem advisable.

                  (3) Such on-site evaluation as Franchisor may deem advisable in response to Developer's requests for site approval; provided, however, that Franchisor shall not provide on-site evaluation for any proposed site prior to the receipt of all required information and materials concerning such site prepared pursuant to Section 4 hereof.

                  (4) One (1) set of Franchisor's standard plans and specifications for the construction of a typical Restaurant including the exterior and interior design and layout, fixtures, furnishings and signs.
                                                                    "California"

                  (5) Pre-opening and opening training and assistance as Franchisor deems advisable with due regard to the number of trained personnel then employed by Franchisee and/or its affiliates then operating other Restaurants utilizing the System. Developer currently operates in excess of seven Restaurants. In accordance with current policy, Franchisor would provide no more than two NSO Team Members for each opening.

                  (6) Training programs for the Operator (as hereinafter defined) in the operation of the Restaurants at such location, as may be designated by Franchisor from time to time in the Manuals or otherwise in writing.

         B. Developer makes the following representations, warranties and covenants and accepts the following obligations:

                  (1) Developer shall comply with all terms and conditions set forth in this Agreement.

                  (2)  Upon  execution  of  this   Agreement,   Developer  shall
designate:

                           (i) an individual  who is fully  authorized to act on
behalf of Developer in all transactions with Franchisor concerning Developer's obligations under this Agreement ("Representative"). A qualified Representative shall be designated at all times during the term of this Agreement by Developer and Developer shall designate a replacement Representative from time to time as necessary; and

                           (ii) an individual  meeting  Franchisor's  reasonable
approval to operate the franchised business (an "Operator") who will promptly attend and complete Franchisor's management training program in accordance with the provisions of Section 7.01.B(2) of the Franchise Agreement. An approved Operator shall be designated at all times during the term of this Agreement by Developer and Developer shall designate a replacement from time to time as necessary.

                  (3) If this Agreement provides for the development of three or more Restaurants, Developer will be required to designate an individual to supervise the Restaurants (a "Regional Manager") in accordance with the provisions of Subsection 7.01.B(3) of the Franchise Agreement.

                  (4) Developer and Developer's Principals (as defined in Subsection 13.A hereof) covenant and agree that neither shall, during the term of this Agreement or thereafter, communicate, divulge or use for the benefit of any other person, persons, partnership, association or corporation any confidential information, knowledge or know-how concerning the methods of development and operation of the Restaurant which may be communicated to Developer or Developer's Principals or of which they may be apprised by virtue of Developer's operation under the terms of this Agreement. Developer and Developer's Principals shall divulge such confidential information only to such of Developer's employees as must have access to it in connection with their employment. Any and all information, knowledge, techniques and know-how, including without limitation, the Development Manual and all drawings, materials, equipment, recipes, computer and point of sale programs and output
from  such  programs,   and  all  other  data  which  Franchisor  designates  as
                                                                    "California"
confidential shall be deemed confidential for purposes of this Agreement. Neither Developer nor any of Developer's Principals shall at any time, without Franchisor's prior written consent, copy, duplicate, record or otherwise reproduce such materials or information, in whole or in part, or otherwise make the same available to any unauthorized person.

                  (5) Developer shall, prior to the disclosure of any confidential information, require any of its employees who will have access to such confidential information to execute covenants that they will maintain the confidentiality of information they receive in connection with their employment by Developer. Such covenants shall be in a form satisfactory to Franchisor, including, without limitation, specific identification of Franchisor as a third party beneficiary of such covenants with the independent right of enforcement. Such covenants shall be in a form substantially similar to the Confidentiality Covenants attached hereto as Exhibit C. Developer shall be responsible for compliance by its employees with such covenants.

                  (6) If Developer or Developer's Principals develop any new process or improvement in the development, operation or promotion of the
Restaurants, Developer agrees to promptly notify Franchisor and provide Franchisor with all necessary information concerning same, without compensation. Developer and Developer's Principals acknowledge that any such process or improvement shall become the property of Franchisor and Franchisor may utilize or disclose such information to other developers as it determines to be appropriate.

                  (7) Developer and each of Developer's Principals acknowledge complete ownership by Franchisor of the Proprietary Marks, specifications, standards, management and accounting methods, operating procedures and other concepts embodied in and comprising the System, and covenants that during the term of this Agreement or thereafter, regardless of the cause of termination, Developer and each of Developer's Principals shall not, either directly or indirectly, contest or aid others in contesting, the exclusive ownership and rights of Franchisor in any aspect of the System, or do anything that will otherwise impair such rights without Franchisor's prior written consent, including, without limitation, using or reproducing any materials copyrighted by Franchisor.

                  (8) Developer and each of Developer's Principals acknowledge and agree: (a) that any failure to comply with the covenants in this Subsection 6.B or any failure to obtain execution of the covenants in Subsection 6.B(5) shall constitute a material event of default under Subsection 7.C; (b) that any such failure will cause Franchisor irreparable injury for which no adequate remedy at law may be available; and (c) therefore, Franchisor shall be entitled, in addition to any other remedies which it may have hereunder, at law, or in equity, to obtain specific performance of, or to an injunction against violation of, the requirements of Subsections 6.B(4), (5) and (7), without the necessity of showing actual or threatened damage and without being required to furnish a bond or other security. Developer and each of Developer's Principals agree to pay all court costs and reasonable attorneys' fees incurred by Franchisor in connection with the enforcement of Subsections 6.B(4), (5) and (7), including the agreements referred to in Subsection 6.B(5).

                  (9) Developer shall comply with all requirements of federal, state and local laws, rules and regulations.
                                                                    "California"

         C. Developer represents, warrants and covenants that:

                  (1) Developer is duly organized and validly existing under the state law of its formation;

                  (2) Developer is duly qualified and is authorized to do business in each jurisdiction in which its business activities or the nature of the properties owned by it require such qualification;

                  (3) Developer's corporate charter shall at all times provide that the activities of Developer are confined exclusively to the development and operation of the Restaurants;

                  (4) The execution of this Agreement and the transactions contemplated hereby are within Developer's corporate power;

                  (5) Copies of Developer's Articles of Incorporation, Bylaws, other governing documents and any amendments thereto, including the resolution of the Board of Directors authorizing entry into and performance of this Agreement, shall be promptly furnished to Franchisor;

                  (6) Developer shall maintain a current list of all owners of record and all beneficial owners of any class of voting securities of the corporation. Such list shall be furnished to Franchisor upon request;

                  (7) If Developer is a  corporation,  Developer  shall maintain stop-transfer instructions against the transfer on its records of any equity securities and each stock certificate of the corporation shall have conspicuously endorsed upon its face a statement in a form satisfactory to Franchisor that it is held subject to and that further assignment or transfer thereof is subject to all restrictions imposed upon assignments by this Agreement;

                  (8) Developer represents that: (a) Gerard Bisceglia and Bart Brown, Jr. are voting members of the Board of Directors of Developer; (b) that Gerard Bisceglia and Bart Brown, Jr. (or their approved replacements) shall at all times during the term of this Agreement be and remain voting members of the Board of Directors of Developer; and (c) that Developer shall obtain the prior written approval of Franchisor of any replacement or subsequent replacement for Gerard Bisceglia and Bart Brown, Jr. in accordance with the provisions of
Section 8 of this Agreement before either of them or any approved replacement is replaced as a member of the Board.

                  (9) Each of Developer's Principals unconditionally and irrevocably guarantees to Franchisor and its successors and assigns that all of Developer's obligations under this Agreement will be punctually performed. Upon default by Developer or notice from Franchisor, Developer's Principals will immediately perform each obligation required of Developer under this Agreement. Without affecting the obligations of Developer's Principals under this guaranty, Franchisor may, without notice to Developer's Principals, waive, renew, extend, modify, amend or release any obligation of Developer, or settle, adjust, or compromise any claims against Developer. Developer's Principals waive all demands and notices of every kind with respect to this guaranty including, without limitation, notice of: presentment, demand for payment or performance by

                                                                    "California"

Developer, any default by Developer or any guarantor, and any release of any guarantor or other security for this Agreement or the obligations of Developer. Franchisor may pursue its rights against Developer's Principals without first exhausting its remedies against Developer and without joining any other guarantor hereto, and no delay on the part of Franchisor in the exercise of any right or remedy shall operate as a waiver of such right or remedy. No single or partial exercise by Franchisor of any right or remedy shall preclude the further exercise of such right or remedy.

         D. Developer acknowledges and agrees that the representations, warranties and covenants set forth in Subsection 6.C are continuing obligations of Developer and that any failure to comply with such representations, warranties and covenants shall constitute a material event of default under this Agreement pursuant to Subsection 7.C hereof.

7.       DEFAULT
         -------

         A. The rights granted to Developer in this Agreement have been granted in reliance on Developer's representations and assurances, among others, that the conditions set forth in Sections 1, 3 and 4 of this Agreement will be met by Developer in a timely manner. Time is of the essence in relation to all obligations of Developer in this Agreement.

         B. Developer shall be deemed to be in default under this Agreement and all rights granted herein shall automatically terminate without notice to Developer, if Developer shall become insolvent or make a general assignment for the benefit of creditors; or if a petition in bankruptcy is filed under any chapter of Title 11 of the United States Code by Developer or such a petition is filed against Developer and not opposed by Developer; or if a bill in equity or other proceeding for the appointment of a receiver of Developer or other custodian for Developer's business or assets is filed and consented to by Developer; or if a receiver or other custodian (permanent or temporary) of Developer's assets or property, or any part thereof, is appointed by any court of competent jurisdiction; or if proceedings for a composition with creditors under any state or federal law should be instituted by or against Developer; or if a final judgment remains unsatisfied or of record for thirty (30) days or longer (unless supersedeas bond is filed); or if Developer is dissolved; or if execution is levied against Developer's business or property; or if suit to foreclose any lien or mortgage against the premises or equipment of any Restaurant developed hereunder is instituted against Developer and not dismissed within thirty (30) days; or if the real or personal property of any Restaurants developed hereunder shall be sold after levy thereupon by any sheriff, marshal or constable.

         C. If Developer fails to comply with any initial regional development schedule set forth in Subsection 3.B hereof or any subsequent regional development schedule; Developer or Developer's Principals fail to comply with the restrictions on confidential information set forth in Subsection 6.B(4) or the requirements of Subsection 9.B concerning in-term covenants against competition (except where liquidated damages have been otherwise expressly provided); Developer fails to obtain execution of the covenants from the persons designated by Franchisor pursuant to Subsections 6.B(5) and 9.G; Developer breaches the warranties, representations and covenants set forth in Subsection 6.C; Developer or any partner or shareholder makes or attempts to make a transfer or assignment in violation of Section 8 hereof; Developer fails to pay any monies owed to Franchisor within ten (10) days of the date the monies become due and payable; Developer fails to comply with any other terms and conditions of this Agreement, or the terms of any Franchise
                                                                    "California"

Agreements or any other development agreements between Developer and Franchisor; such action shall constitute a material event of default under this Agreement. Upon such default, Franchisor, in its discretion, may do any one or more of the following:

                  (1) Terminate this Agreement and all rights granted hereunder without affording Developer any opportunity to cure the default, effective immediately upon notice to Developer; provided, however, any failure to comply with the initial (or any subsequent) regional development schedule in any one of the San Francisco, Los Angeles and San Diego Regions shall constitute a material event of default only with regard to such Region and Franchisor may terminate the development rights for such region; and provided further that any failure to comply with the initial (or any subsequent) regional development schedule in more than one of the San Francisco, Los Angeles and San Diego Regions shall constitute a material event of default under this Agreement, and Franchisor shall have the right to exercise any or all of the remedies set forth in this
Section 7;

                  (2) Provide Developer a reasonable period of time, not to exceed thirty (30) days after notice from Franchisor, to cure a default which is susceptible to cure;

                  (3) Reduce the number of Restaurants which Developer may establish pursuant to Subsection 1.A of this Agreement;

                  (4) Terminate the territorial exclusivity granted Developer in Subsection 1.C hereof, or reduce the Territory granted Developer hereunder; or

                  (5)   Accelerate  the   development   schedule  set  forth  in
Subsection 3.B hereof.

         D. Upon termination of this Agreement, Developer shall have no right to establish or operate any Restaurant for which a Franchise Agreement has not been executed by Franchisor and delivered to Developer at the time of termination and Franchisor shall be entitled to establish and to license others to establish Restaurants in the region(s) affected or the Territory (as appropriate) except as may be otherwise provided under any other agreement which is then in effect between Franchisor and Developer.

         E. No default under this Agreement shall constitute a default under any Franchise Agreement between the parties hereto, unless Developer's acts or omissions also violate the terms and conditions of the applicable Franchise Agreement.

         F. All rights and remedies of Franchisor shall be cumulative and in addition to, and not exclusive of, any other right or remedy provided for herein or which may be available at law or in equity. The expiration or termination of this Agreement shall not discharge or release Developer or any Principal from any liability or obligation then accrued or any liability or obligation continuing beyond, or arising out of, such expiration or termination.

         G. Nothing herein contained shall bar or impair Franchisor's right to obtain injunctive or other equitable relief.
                                                                    "California"

8.       TRANSFER OF INTEREST
         --------------------

         A. Franchisor shall have the right to transfer or assign this Agreement and all or any part of its rights or obligations herein to any person or legal entity.

         B. (1) Developer and Developer's Principals understand and acknowledge that the rights and duties set forth in this Agreement are personal to Developer, and that Franchisor has granted the development rights in reliance on the business skill, financial capacity and business reputation and character of the Developer . Accordingly, neither Developer nor any initial or subsequent successor or assign to any part of Developer's interest in the development rights, shall sell, assign, transfer, convey, give away, pledge, mortgage or otherwise encumber any direct or indirect interest in this Agreement or in any entity which owns the development rights without the prior written consent of Franchisor; provided, however, that Franchisor's prior written consent shall not be required for a transfer of an interest in a publicly-held corporation. A publicly-held corporation is a corporation registered pursuant to Section 12 under the Securities Exchange Act of 1934, as amended. Any purported assignment or transfer, by operation of law or otherwise, not having the written consent of Franchisor required by this Subsection 8.B shall be null and void and shall constitute a material event of default for which Franchisor may terminate this Agreement pursuant to Subsection 7.C hereof.

                  (2) Franchisor shall not unreasonably withhold its consent to a transfer of any interest in Developer or in this Agreement. Franchisor may, in its sole discretion, require any or all of the following as conditions of its approval:

                           (a) All of Developer's  accrued monetary  obligations
and all other outstanding obligations to Franchisor, its subsidiaries and its affiliates shall have been satisfied;

                           (b)  Developer is not in default of any  provision of
this Agreement, any amendment hereof or successor hereto, or any other agreement between Developer and Franchisor or its subsidiaries and affiliates;

                           (c) The  transferor  shall  have  executed  a general
release, in a form satisfactory to Franchisor, of any and all claims against Franchisor and its officers, directors, shareholders and employees, in their corporate and individual capacities, including, without limitation, claims arising under this Agreement and federal, state and local laws, rules and ordinances;

                           (d)  The  transferee   shall  enter  into  a  written
agreement in a form satisfactory to Franchisor, assuming full, unconditional, joint and several liability for and agreeing to perform from the date of the transfer, all obligations, covenants and agreements contained in this Agreement; and as applicable, transferee's spouse, shareholders, partners or other investors, shall also execute such agreement;

                           (e) The transferee shall  demonstrate to Franchisor's
satisfaction the following: that transferee meets the criteria which Franchisor considers when reviewing a prospective developer's application for development rights including Franchisor's educational, managerial and business standards; that transferee possesses a good moral character, business
                                                                    "California"
reputation and credit rating; that transferee has the aptitude and ability to conduct the franchised businesses contemplated herein (as may be evidenced by prior related business experience or otherwise); and that transferee has reasonably adequate financial resources and capital to develop and operate the franchised businesses;

                           (f) At  Franchisor's  option,  the  transferee  shall
execute (and/or, upon Franchisor's request, shall cause all interested parties to execute), the standard form of development agreement then being offered to new System developers and other ancillary agreements as Franchisor may require for the development of the Restaurants, which agreements shall supersede this Agreement and its ancillary documents in all respects and the terms of which agreements may differ from the terms of this Agreement; provided, however, that the transferee shall not be required to pay any development fee;

                           (g) Developer and Developer's Principals shall remain
liable for all of the obligations to Franchisor in connection with this Agreement incurred prior to the effective date of the transfer and shall execute any and all instruments reasonably requested by Franchisor to evidence such liability;

                           (h)  Developer  shall  pay a  transfer  fee  of  Five
Thousand Dollars ($5,000.00), or such greater amount as is necessary to reimburse Franchisor for its reasonable costs and expenses associated with reviewing the application to transfer, including, without limitation, legal and accounting fees;

                           (i) If transferee is a corporation  or a partnership,
transferee shall make and will be bound by any or all of the representations, warranties and covenants set forth at Subsection 6.C as Franchisor requests. Transferee shall provide to Franchisor evidence satisfactory to Franchisor that the terms of Subsection 6.C have been satisfied and are true and correct on the date of the transfer.

                  (3) Developer acknowledges and agrees that each condition which must be met by the transferee is reasonable and necessary to assure such transferee's full performance of the obligations hereunder.

                  (4) In the event the proposed transfer is to a corporation formed solely for the convenience of ownership, Franchisor's consent may be conditioned upon any of the requirements set forth at Subsection 8.B(2), except that the requirements set forth at Subsections 8.B(2)(c), (e), (f) and (h) shall not apply. With respect to a transfer to a corporation formed for the convenience of ownership, the percentage of interest owned in the transferee shall be the same as that previously owned in the transferor, except as may be required by law.

                  (5) INTENTIONALLY DELETED.

                  (6) With respect to the approval of a replacement for Gerard Bisceglia or Bart Brown, Jr. or any subsequently approved replacement as a voting member of the Board of Directors of Developer, Franchisor, in its sole discretion, may require, among others, any or all of the following as conditions of its approval:
                                                                    "California"

                           (a)  Developer  not being in default of any provision
of this  Agreement,  any  amendment  hereof or  successor  hereto,  or any other
agreement   between  Developer  and  Franchisor,   or  their   subsidiaries  and
affiliates;

                           (b)  the  replacement  shall  enter  into  a  written
agreement in a form satisfactory to Franchisor agreeing to assume and perform the covenants and agreements contained herein to be assumed and performed by Developer's Principals; and

                           (c) the replacement shall demonstrate to Franchisor's
satisfaction the following: that the replacement meets the criteria which Franchisor considers when reviewing a prospective developer's application for development rights including Franchisor's educational, managerial and business standards; that the replacement possesses a good moral character, business reputation and credit rating; and that the replacement has the aptitude and ability to conduct the franchised business (as may be evidenced by prior related business experience or otherwise).

         C. (1) Any party holding any interest (including interests required to be transferred pursuant to Subsection 8.D hereof if such proposed transfer would constitute the sale to or purchase by a third party of any interests in the Franchisee, the franchised business or this Agreement) in Developer or in this Agreement who desires to accept any bona fide offer from a third party to purchase such interest shall promptly notify Franchisor in writing of each such offer, and shall provide such information and documentation relating to the offer as Franchisor may require. Franchisor shall have the right and option, exercisable within thirty (30) days after receipt of such written notification and documentation, to send written notice to the seller that Franchisor intends to purchase the seller's interest on the same terms and conditions offered by the third party. Any material change in the terms of any offer prior to closing shall constitute a new offer subject to the same rights of first refusal by Franchisor as in the case of an initial offer. Failure of Franchisor to exercise the option afforded by this Subsection 8.C shall not constitute a waiver of any other provision of this Agreement, including all of the requirements of Subsection 8.B with respect to a proposed transfer.

                  (2) In the event the offer from the third party provides for payment of consideration other than cash or involves certain intangible benefits, Franchisor may elect to purchase the interest proposed to be sold for the reasonable equivalent in cash. If the parties cannot agree within a reasonable time on the reasonable equivalent in cash of the non-cash part of the offer, an independent appraiser shall be designated by Franchisor to determine such amount and his determination shall be final and binding.

                  (3) If Franchisor elects to exercise the option described above, it shall have the right to set off the cost of the appraisal, if any, against any payment made hereunder.

         D. INTENTIONALLY DELETED

         E. Franchisor's consent to a transfer of any interest in Developer or this Agreement shall not constitute a waiver of any claims it may have against the transferring party, nor shall it be deemed a waiver of Franchisor's right to demand exact compliance with any of the terms of this Agreement by the transferee.
                                                                    "California"

9.       COVENANTS
         ---------

         A. Developer covenants that during the term of this Agreement except as otherwise approved in writing by Franchisor, Developer shall devote requisite time, energy and best efforts to meet its obligations under this Agreement and shall require its Operators and Regional Manager, if applicable, to devote full time, energy and best efforts to the management, operation and supervision of the franchised business and the Restaurants.

         B. Developer and Developer's Principals specifically acknowledge that they will receive valuable specialized training, trade secrets and confidential information, including, without limitation, information regarding the site selection and other methods and techniques of Franchisor and the System related to the development of the Restaurants which are beyond the present skills and experience possessed by Developer, Developer's Principals and Developer's managers and other employees. Developer and Developer's Principals acknowledge that such training, trade secrets and confidential information provide a competitive advantage and will be valuable to them in the development of the franchised businesses and that gaining access to such training, trade secrets and confidential information are, therefore, a primary reason why they are entering into this Agreement. In consideration for such training, trade secrets and confidential information, Developer and Developer's Principals covenant as follows:

                  (1) With respect to Developer, during the term of this Agreement, or with respect to each of Developer's Principals, during the term of this Agreement for so long as such individual or entity satisfies the definition of "Developer's Principal" as described in Subsection 13.A, neither Developer nor any of Developer's Principals shall, either directly or indirectly, for themselves, or through, on behalf of, or in conjunction with any person, persons, partnership or corporation:

                           (a)  Divert or  attempt  to divert  any  business  or
customer of the franchised businesses to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with Franchisor's Proprietary Marks and the System;

                           (b)  Employ  or seek to employ  any  person  who,  to
Developer's knowledge, is at that time or has within one (1) year been employed by Franchisor or by any other developer or franchisee of Franchisor, or otherwise directly or indirectly to induce such person to leave his or her employment thereat (for breach of this covenant and due to the difficulty of establishing the precise amount of damages, for each breach of this covenant Developer agrees to pay to Franchisor or other developer of Franchisor as appropriate, liquidated damage in amount equal to the annualized rate of compensation of such person in the final twelve (12) months of employment with such former employer);

                           (c)  Own,  maintain,  operate,  engage  in or have an
ownership interest (including any right to share in revenues or profits) in any food and/or beverage operations which are the same or substantially similar in concept, decor or menus to restaurants within the System.
                                                                    "California"

                  (2) With respect to Developer, for a continuous uninterrupted period commencing upon the expiration or termination of this Agreement or with respect to each of Developer's Principals, for a continuous uninterrupted period commencing upon the earlier of: (i) the expiration or termination of this Agreement or (ii) the time such individual or entity ceases to satisfy the definition of "Developer's Principal" as described in Subsection 13.A, and

                           (a) For one (1) year thereafter neither Developer nor
any of Developer's Principals shall, either directly or indirectly, for themselves, or through, on behalf of, or in conjunction with any person, persons, partnership or corporation:

                                    (i) Divert or attempt to divert any business
or customer of the franchised businesses to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with Franchisor's Proprietary Marks and the System;

                                    (ii) Employ or seek to employ any person who
is at that time or has within one (1) year been employed by Franchisor or by any other developer or franchisee of Franchisor, or otherwise directly or indirectly to induce such person to leave his or her employment thereat (for breach of this covenant and due to the difficulty of establishing the precise amount of damages, for each breach of this covenant Developer agrees to pay to Franchisor or other developer of Franchisor as appropriate, liquidated damage in amount equal to the annualized rate of compensation of such person in the final twelve
(12) months of employment with such former employer);

                                    (iii) Own, maintain,  operate,  engage in or
have an ownership interest (including any right to share in revenues or profits) in any business offering the same or similar products and services as offered by restaurants within the System, which business is, or is intended to be, located within the Territory; and

                           (b) For one (1) year thereafter neither Developer nor
any of Developer's Principals shall, either directly or indirectly, for themselves, or through, on behalf of, or in conjunction with any person, persons, partnership or corporation own, maintain, operate, engage in, or have any interest (including any right to share in the revenues or profits) in any food and/or beverage operations which are the same or substantially similar in concept, decor or menus to restaurants within the System, which business are, or are intended to be, located within a radius of three (3) miles of any restaurant in the System.

                  (3) Subsections 9.B(1)(c), 9.B(2)(a)(iii) and 9.B(2)(b) shall not apply to an ownership interest of less than five percent (5%) of the outstanding equity securities of any publicly-held company if such interest is owned for investment only and not owned by an officer, director, employee or consultant of such publicly-held company, nor to an ownership interest in any food and/or beverage operations which are not the same nor substantially similar in concept, decor or menus, such as Nathan's, McDonalds and other fast food restaurants (as the same are operated on November 16, 1993), Chi-Chi's, El Chico and other ethnic-theme restaurants (as the same are operated on November 16, 1993), and The Tavern on the Green, Windows on the World and other fine dining white tablecloth restaurants (as the same are operated on November 16, 1993). For purposes of comparison only, such subsections shall preclude involvement as aforesaid in
                                                                    "California"
restaurants such as Bennigans, Houstons, Chili's, Houlihan's and other casual dining restaurants (as same are operated on November 16, 1993).

         C. The parties agree that each of the foregoing covenants shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this Section 9 is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision to which Franchisor is a party, Developer and Developer's Principals expressly agree to be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Section 9.

         D. Developer and Developer's Principals understand and acknowledge that Franchisor shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in Subsection 9.B of this Agreement, or any portion thereof, without their consent, effective immediately upon written notice to Developer and Developer and Developer's Principals agree that they shall comply forthwith with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of Section 14 hereof.

         E. Developer and Developer's Principals expressly agree that the existence of any claims they may have against Franchisor, whether or not arising from this Agreement, shall not constitute a defense to the enforcement by Franchisor of the covenants in this Section 9.

         F. Developer and each of Developer's  Principals acknowledge and agree:
(1) that any failure to comply with the covenants in this Section 9 or any failure to obtain execution of the covenants in Subsection 9.G below shall constitute a material event of default under Subsection 7.C; (2) that a violation of the requirements of this Section 9 would result in irreparable injury to Franchisor for which no adequate remedy at law may be available; and
(3) therefore, Franchisor shall be entitled, in addition to any other remedies which it may have hereunder, at law, or in equity, to obtain specific performance of or an injunction against the violation of the requirements of this Section 9, without the necessity of showing actual or threatened damage and without being required to furnish a bond or other security. Developer and Developer's Principals agree to pay all costs and expenses (including reasonable attorneys' fees) incurred by Franchisor in connection with the enforcement of this Section 9, including enforcement of the agreements referred to in Subsection 9.G below.

         G. Developer shall, prior to arranging any training or disclosing any confidential information, require its Representative, Regional Manager, if applicable, and such other supervisory or managerial employees of Developer as Franchisor shall designate to execute covenants similar to those set forth in this Section 9 and in Section 6 (including covenants applicable upon the termination of a person's relationship with Developer). Every covenant required shall be in a form satisfactory to Franchisor, including, without limitation, specific identification of Franchisor as a third party beneficiary of such covenants with the independent right of enforcement. Such covenants shall be in a form substantially similar to the Conflict of Interest and Confidentiality Covenants attached hereto as Exhibit D. Developer shall be responsible for compliance by its employees with such covenants.
                                                                    "California"

10.      NOTICES AND PAYMENTS
         --------------------

         A. All notices required to be given hereunder shall be in writing and shall be sent by personal delivery, by next-day delivery service, by electronic means, or by certified mail, return receipt requested, to the respective parties.

         If directed to Franchisor, the notice shall be addressed to TGI Friday's Inc., attention General Counsel, 7540 LBJ Freeway, Dallas, Texas 75251.

         If directed to Developer or Developer's Principals, the notice shall be addressed to Developer, at the address shown on the first page hereof.

         Any notices sent by personal delivery, next-day delivery service or by electronic means shall be deemed given on the next business day after transmittal. Any notices sent by certified or registered mail shall be deemed given on the third business day after the time of mailing. Any change in the foregoing addresses shall be effected by giving fifteen (15) days written notice of such change to the other party.

         B. Unless otherwise specified, all payments required to be made by Developer to Franchisor under this Agreement are due and payable immediately upon demand and/or receipt of any billing therefore and shall be sent by personal delivery, by next-day delivery service, by electronic means, or by mail, postage prepaid, and directed to Franchisor as shown above.

11.      INDEPENDENT CONTRACTOR AND INDEMNIFICATION
         ------------------------------------------

         A. It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them, that Developer is an independent contractor, and that nothing in this Agreement is intended to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee, employer, joint employer, enterprise or servant of the other for any purpose whatsoever.

         B. Developer shall hold itself out to the public to be an independent contractor operating pursuant to this Agreement. Developer agrees to take such actions as shall be necessary to that end.

         C. Developer understands and agrees that nothing in this Agreement authorizes Developer to make any contract, agreement, warranty, or representation on Franchisor's behalf, or to incur any debt or other obligation in Franchisor's name; and that Franchisor shall in no event assume liability for or be deemed liable hereunder for any such action; nor shall Franchisor be deemed liable by reason of any act or omission of Developer in the conduct of its business pursuant to this Agreement, or for any claim or judgment arising therefrom. Except as otherwise expressly provided herein to the contrary, this provision shall apply mutatis mutandis to Franchisor.

         D. (1) Developer and each of Developer's Principals will, at all times, indemnify and hold harmless to the fullest extent permitted by law Franchisor, its corporate affiliates, successors and assigns and the respective directors, officers, employees, agents and representatives of each (Franchisor and all others hereinafter collectively "Indemnitees") from all "losses and

                                                                    "California"
expenses" (as defined below) incurred in connection with any action, suit, proceeding, claim, demand, investigation or inquiry (formal or informal), or any settlement thereof (whether or not a formal proceeding or action has been instituted) which arises out of or is based upon any of the following:

                           (a) The infringement,  alleged  infringement,  or any
other violation or alleged violation by Developer or any of Developer's Principals of any patent, mark or copyright or other proprietary right owned or controlled by third parties.

                           (b) The  violation,  breach or asserted  violation or
breach by Developer or any of Developer's Principals of any contract, federal, state or local law, regulation, ruling, standard or directive or any industry standard.

                           (c) Libel, slander or any other form of defamation of
Franchisor or the System, by Developer or any of Developer's Principals.

                           (d) The  violation  or breach by  Developer or any of
Developer's Principals of any warranty, representation, agreement or obligation in this Agreement.

                           (e) Acts,  errors or omissions of Developer or any of
its  agents,  servants,   employees,   contractors,   partners,   affiliates  or
representatives.

         The provisions of Subsections 11.D(1)(c), (d) and (e) shall apply mutatis mutandis to Franchisor.

                  (2) Developer and each of Developer's Principals agree to give Franchisor immediate notice of any such action, suit, proceeding, claim, demand, inquiry or investigation. Provided the exercise of the rights reserved to Franchisor in this Subsection 11.D. does not materially and adversely affect the insurance coverage maintained by Developer, at the expense and risk of Developer and each of Developer's Principals, Franchisor may elect to assume (but under no circumstance is obligated to undertake), the defense and/or settlement of any such action, suit, proceeding, claim, demand, inquiry or investigation. If the exercise of the rights reserved to Franchisor in this Subsection 11.D. would materially and adversely affect the insurance coverage maintained by Developer, then in that event Franchisor shall have the right, in place of other rights, to associate counsel of its own choosing and at Developer's expense, to monitor the defense and/or settlement of any such action, suit, proceedings, claims, demand, inquiry or investigation; it being understood, however, that the foregoing is not intended to limit Franchisor's rights to seek equitable relief by way of injunction or otherwise or to take reasonable actions to mitigate damage, injury or harm to persons or property. Any such undertakings by Franchisor shall, in no manner or form, diminish the obligation of Developer and each of Developer's Principals to indemnify Franchisor and to hold it harmless.

                  (3) Subject to the provisions of Subsection 11.D(2) above, in order to protect persons or property, or its reputation or goodwill, or the reputation or goodwill of others, Franchisor may, at any time and without notice, as it, in its judgment deems appropriate consent or agree to settlements or take such other remedial or corrective action as it deems expedient with respect to the action, suit, proceeding, claim, demand, inquiry or investigation if, in Franchisor's sole judgment, there are reasonable grounds to believe that:
                                                                    "California"

                           (a) any of the acts or  circumstances  enumerated  in
Subsection 11.D(1) above have occurred; or

                           (b) any act,  error,  or omission of Developer or any
of Developer's Principals may result directly or indirectly in damage, injury or harm to any person or any property.

                  (4) Subject to the provisions of Subsection 11.D(2) above:

                           (a) All  losses  and  expenses  incurred  under  this
Section shall be chargeable to and paid by Developer or any of Developer's Principals pursuant to its obligations of indemnity under this Section, regardless of any actions, activity or defense undertaken by Franchisor or the subsequent success or failure of such actions, activity or defense.

                           (b) As used in this Section,  the phrase  "losses and
expenses" shall include, without limitation, all losses, compensatory, exemplary or punitive damages, fines, charges, costs, expenses, lost profits, attorneys' fees, court costs, settlement amounts, judgments, compensation for damages to the Franchisor's reputation and goodwill, costs of or resulting from delays, financing, costs of advertising material and media time/space, and costs of changing, substituting or replacing the same, and any and all expenses of recall, refunds, compensation, public notices and other such amounts incurred in connection with the matters described.

                  (5) Indemnitees do not assume any liability whatsoever for acts, errors, or omissions of those with whom Developer or any of Developer's Principals may contract, regardless of the purpose. Developer and each of Developer's Principals shall hold harmless and indemnify Indemnitees for all losses and expenses which may arise out of any acts, errors or omissions of these third parties.

                  (6) Under no circumstances shall Indemnitees be required or obligated to seek recovery from third parties or otherwise mitigate their losses in order to maintain a claim against Developer or any of Developer's Principals. Developer and each of Developer's Principals agrees that the failure to pursue such recovery or mitigate loss will in no way reduce the amounts recoverable by Indemnitees from Developer or any of Developer's Principals.

12.      APPROVALS, WAIVERS AND REMEDIES
         -------------------------------

         A. Whenever this Agreement requires the approval or consent of Franchisor, Developer shall make a timely written request to Franchisor for such approval or consent.

         B. Franchisor makes no warranties or guarantees upon which Developer may rely and assumes no liability or obligation to Developer or any third party to which it would not otherwise be subject, by providing any waiver, approval, advice, consent, or services to Developer in connection with this Agreement, or by reason of any neglect, delay or denial of any request therefor.

                                                                    "California"

         C. No failure of Franchisor to exercise any power reserved to it by this Agreement, or to insist upon strict compliance by Developer or Developer's Principals with any obligation or condition hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver or estoppel of Franchisor's right to demand exact compliance with any of the terms herein and Developer and each of Developer's Principals warrants and undertakes that it shall not rely on such failure, custom or practice. Waiver by Franchisor of any particular default by Developer or any of Developer's Principals shall not affect or impair Franchisor's rights with respect to any subsequent default of the same, similar or different nature, nor shall delay, forbearance, or omission of Franchisor to exercise any power or right arising out of any breach or default by its other developers or by Developer or any of Developer's Principals of any of the terms, provisions, or covenants hereof, affect or impair Franchisor's right to exercise the same, nor shall such constitute a waiver by Franchisor of any right hereunder, or the right to declare any subsequent breach or default and to terminate this Agreement prior to the expiration of its term. Subsequent acceptance by Franchisor of any payments due to it hereunder shall not be deemed to be a waiver by Franchisor of any preceding breach by Developer of any terms, covenants or conditions of this Agreement. Except as otherwise expressly provided herein to the contrary, this provision shall apply mutatis mutandis to Franchisor.

         D. Except as otherwise expressly provided herein to the contrary, all rights and remedies of the parties hereto shall be cumulative and not alternative, in addition to and not exclusive or any other rights or remedies which are provided for herein or which may be available at law or in equity in case of any breach, failure or default or threatened breach, failure or default of any term, provision or condition of this Agreement. The rights and remedies of the parties hereto shall be continuing and shall not be exhausted by any one or more uses thereof, and may be exercised at any time or from time to time as often as may be expedient; and any option or election to enforce any such right or remedy may be exercised or taken at any time and from time to time. The expiration of earlier termination of this Agreement shall not discharge or release Franchisor or Developer from any liability or obligation then accrued, or any liability or obligation continuing beyond, or arising out of, the expiration or earlier termination of this Agreement.

         E. Nothing herein contained shall bar either party's right to obtain injunctive relief against threatened conduct that will cause it loss or damages, under the usual equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions.

13.      SEVERABILITY AND CONSTRUCTION
         -----------------------------

         A. The term "Developer's Principals" as used in this Agreement shall mean Main Street and Main Incorporated, a Delaware corporation.

         B. Except as expressly provided to the contrary herein, each portion, section, part, term and/or provision of this Agreement shall be considered severable; and if, for any reason, any portion, section, part, term and/or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such shall not impair the operation of or have any other affect upon such other portions, sections, parts, terms and/or provisions of this Agreement as may remain intelligible, and the latter will continue to be given full force and effect and bind the parties hereto; and said invalid portions, sections, parts, terms and/or provisions shall be deemed not to be a part of this Agreement.
                                                                    "California"

         C. Developer and Developer's Principals expressly agree to be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision hereof, as though it were separately articulated in and made a part of this Agreement, that may result from striking from any of the provisions hereof any portion or portions which a court may hold to be unreasonable and unenforceable in a final decision to which Franchisor is a party, or from reducing the scope of any promise or covenant to the extent required to comply with such a court order or to the extent which Franchisor in its sole discretion may otherwise determine.

         D. All captions in this Agreement are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision hereof.

         E. All references herein to the masculine, neuter, or singular shall be
construed  to  include  the  masculine,   feminine,  neuter,  or  plural,  where
applicable.

         F. This Agreement may be executed in several parts, and each copy so executed shall be deemed an original.

         G. Except as expressly provided to the contrary herein, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or entity other than Developer, Franchisor, Franchisor's officers, directors, and employees, and such of Developer's and Franchisor's respective successors and assigns as may be contemplated (and, as to Developer, permitted) by Section 8 hereof, any rights or remedies under or by reason of this Agreement.

         H. This Agreement will become effective only upon execution hereof by the President or a vice president of Franchisor.

14.      ENTIRE AGREEMENT
         ----------------

         This Agreement, the documents referred to herein, and the Exhibits hereto constitute the entire, full and complete agreement between Franchisor and Developer concerning the subject matter hereof and shall supersede all prior agreements, no other representations having induced Developer to execute this Agreement. THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, OF FAIR DEALING OR OTHERWISE, BETWEEN THE PARTIES OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS
AGREEMENT. EXCEPT THOSE PERMITTED TO BE MADE UNILATERALLY BY FRANCHISOR HEREUNDER, NO AMENDMENT, CHANGE OR VARIANCE FROM THIS AGREEMENT SHALL BE BINDING ON EITHER PARTY UNLESS MUTUALLY AGREED TO BY THE PARTIES AND EXECUTED IN WRITING.
                                                                    "California"

15.  APPLICABLE LAW
     --------------

         A. DEVELOPER AND DEVELOPER'S PRINCIPALS ACKNOWLEDGE THAT FRANCHISOR MAY GRANT NUMEROUS DEVELOPMENT RIGHTS THROUGHOUT THE UNITED STATES ON TERMS AND CONDITIONS SIMILAR TO THOSE SET FORTH IN THIS AGREEMENT, AND THAT IT IS OF MUTUAL BENEFIT TO DEVELOPER AND DEVELOPER'S PRINCIPALS AND TO FRANCHISOR THAT THESE TERMS AND CONDITIONS BE UNIFORMLY INTERPRETED. THEREFORE, THE PARTIES AGREE THAT TO THE EXTENT THAT THE LAW OF THE STATE OF TEXAS DOES NOT CONFLICT WITH LOCAL FRANCHISE INVESTMENT STATUTES, RULES AND REGULATIONS, TEXAS LAW SHALL APPLY TO THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT (EXCEPT FOR TEXAS CHOICE OF LAW RULES) AND SHALL GOVERN ALL QUESTIONS WHICH ARISE WITH REFERENCE HERETO. NOTWITHSTANDING THE ABOVE, THE PARTIES RECOGNIZE THAT THE STATE IN WHICH A POST-TERMINATION OR POST-EXPIRATION COVENANT AGAINST COMPETITION WILL BE ENFORCED HAS THE SIGNIFICANT PUBLIC POLICY INTEREST: AND THEREFORE, WITH RESPECT TO ANY ACTION REGARDING SUCH COVENANTS CONTAINED IN THIS AGREEMENT, THE LAW OF THE STATE IN WHICH THE COVENANT WOULD BE ENFORCED SHALL APPLY.

         B. THE PARTIES AGREE THAT ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PERFORMANCE THEREOF WHICH CANNOT BE AMICABLY SETTLED, EXCEPT AS OTHERWISE PROVIDED HEREIN, SHALL BE RESOLVED BY A PROCEEDING IN A COURT IN DALLAS COUNTY, TEXAS, AND DEVELOPER AND DEVELOPER'S PRINCIPALS EACH IRREVOCABLY ACCEPT THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND THE FEDERAL COURTS LOCATED IN DALLAS COUNTY, TEXAS FOR SUCH CLAIMS, CONTROVERSIES OR DISPUTES; PROVIDED, HOWEVER, WITH RESPECT TO ANY ACTION WHICH INCLUDES INJUNCTIVE RELIEF, FRANCHISOR MAY BRING SUCH ACTION IN ANY STATE WHICH HAS JURISDICTION.

         C. The parties agree that service of process in any proceeding arising out of or relating to this Agreement or the performance thereof may be made as to Developer and Developer's Principals by serving a person of suitable age and discretion (such as the person in charge of the office) at the address of Developer specified in this Agreement and as to Franchisor, by serving the President or a vice president of Franchisor at the address of Franchisor or by serving Franchisor's registered agent.

16.      ACKNOWLEDGMENTS
         ---------------

         A. Developer and Developer's Principals acknowledges that it has conducted an independent investigation of the business contemplated by this Agreement, and recognizes that it involves business risks and that the success of the venture is largely dependent upon the business abilities of Developer. FRANCHISOR EXPRESSLY DISCLAIMS THE MAKING OF, AND
                                                                    "California"

DEVELOPER DEVELOPER'S PRINCIPALS ACKNOWLEDGE THAT IT HAS NOT RECEIVED OR RELIED UPON, ANY WARRANTY OR GUARANTY EXPRESS OR IMPLIED, AS TO THE POTENTIAL VOLUME, PROFITS, OR SUCCESS OF THE BUSINESS VENTURE CONTEMPLATED BY THIS AGREEMENT.

         B. Developer and Developer's Principals acknowledge that Franchisor has made no representations about the development rights granted herein that are contrary to the terms of this Agreement or the documents referred to herein and Exhibits attached hereto, and further represents to Franchisor, as an inducement to its entry into this Agreement, that Developer has made no misrepresentations in obtaining the development rights granted herein.

         C. Developer and Developer's Principals acknowledge that it has received, read and understood this Agreement, the documents referred to herein and the Exhibits attached hereto and that Franchisor has accorded them ample time and opportunity to consult with advisors of Developer's own choosing about the potential benefits and risks of entering into this Agreement.

         D. Developer and Developer's Principals acknowledge that it received a complete copy of this Agreement, the documents referred to herein and the Exhibits attached hereto, at least five (5) business days prior to the date on which this Agreement was executed. Developer and Developer's Principals further acknowledge that it has received the disclosure document required by the Trade Regulation Rule of the Federal Trade Commission entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures" at least ten (10) business days prior to the date on which this Agreement was executed.

17.      RESTATED AGREEMENT
         ------------------

         This Development Agreement amends and restates that certain Development Agreement dated December 23, 1993 by and between the parties hereto.

                                                                    "California"

         IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Agreement on the day and year first above written.


WITNESS:                                    TGI FRIDAY'S INC.

SIGNATURE ILLEGIBLE                         By: /s/ Leslie Sharman
---------------------                          ----------------------------
                                            Name: Leslie Sharman
                                                 --------------------------
                                            Title: Vice President
                                                  -------------------------

                                            MAIN ST. CALIFORNIA INC.

Patricia A. Davies                          By: /s/ Bart A. Brown, Jr.
---------------------                          ----------------------------
                                            Name: Bart A. Brown, Jr.
                                                 --------------------------
                                            Title: President
                                                  -------------------------

         Main Street and Main Incorporated acknowledges and agrees as follows:

         (1)      it has read the terms and conditions of this Agreement;

         (2) it is "Developer's Principal" as described in Subsection 13.A of this Agreement; and

         (3) it is bound as a Developer's Principal as set forth in this Agreement and is obligated to perform thereunder.


                                            Developer's Principal


                                            MAIN STREET AND MAIN INCORPORATED

Patricia A. Davies                          By: /s/ Bart A. Brown, Jr.
---------------------                          ----------------------------
                                            Name: Bart A. Brown, Jr.
                                                 --------------------------
                                            Title: President
                                                  -------------------------

                                                                    "California"

                                   EXHIBIT A
                                   ---------

THE "SAN DIEGO REGION":
-----------------------

In the state of California - The counties of :

Imperial
San Diego


THE "SAN FRANCISCO REGION": The counties of :
---------------------------

In the state of California:

Lake
Marin
Mendocino
Napa
San Francisco
San Mateo
Santa Clara
Sonoma

THE "LOS ANGELES REGION": The counties of :
-------------------------

In the state of California:

Inyo
Orange
Riverside
San Bernardino
Ventura

Los Angeles county, excluding that portion of the county which is bounded on the north by Sunset Boulevard to U.S. Hwy. 100, (the Harbor Fwy.), on the south by
I. 10 (the Santa Monica Frwy.), and on the west by the Pacific Ocean.

                                                                    "California"